Exhibit 8

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-217421) of Japan Bank for International Cooperation of our report dated August 21, 2018, with respect to the consolidated financial statements of Japan Bank for International Cooperation prepared in accordance with International Financial Reporting Standards included in its Annual Report on Form 18-K for the year ended March 31, 2018.

/s/ Ernst & Young ShinNihon LLC
Ernst & Young ShinNihon LLC
Tokyo, Japan

September 4, 2018